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                                                                    EXHIBIT 21.1
                                  SUBSIDIARIES

USDS Canada, Ltd.
Visex Courier Services, Inc.
Swift Messenger Service Canada, Ltd.
Axiom Contract Management, Inc.
SCI Siman
CEX Holdings, Inc. (Colorado)
ASAP Software Express, Inc. (Illinois)
Corporate Express CallCenter4 Services, Inc. (Delaware)
Sofco-Mead, Inc. (New York)
SQP, Inc. (New York)
Sofco of Ohio, Inc. (New York)
S&Q Property, Inc. (New York)
EPCO Packaging Services, Inc.(Delaware)
Hermann Marketing, Inc. (Missouri)
Data Documents Incorporated (Delaware)
Data Documents, Inc. (Nebraska)
Moore Labels, Inc. (Kansas)
Cal Emblem Labels, Inc. (California)
Distribution Resources Co. (Colorado)
Corporate Express Real Estate, Inc. (Delaware)
Corporate Express of the East, Inc. (Delaware)
Corporate Express of Texas, Inc. (Delaware)
Federal Sales Service, Inc. (Virginia)
Virginia Impressions Products Co., Inc. (Virginia)
MicroMagnetic Systems, Inc. (Virginia)
Corporate Express Delivery Systems, Inc.  (Delaware)
American Delivery System, Inc. (Michigan)
Corporate Express Distribution Services, Inc. (Michigan)
New Delaware Delivery, Inc. (Delaware)
Red Arrow Corporation (Missouri)
RAC, Inc.
Red Arrow Spotting Services, Inc.
Red Arrow Trucking Co.
Red Arrow Warehousing, Co.
Rush Trucking, Inc.
Corporate Express Delivery Systems - Intermountain, Inc. (Delaware)
Corporate Express Delivery Leasing - Intermountain, Inc. (Delaware)
Corporate Express Delivery Systems - Mid-Atlantic, Inc. (Delaware)
Corporate Express Delivery Leasing - Mid-Atlantic, Inc. (Delaware)
Corporate Express Delivery Systems - Mid-West, Inc. (Delaware)
Corporate Express Delivery Leasing - Mid-West, Inc. (Delaware)
Corporate Express Delivery Systems - New England, Inc. (Delaware)
Corporate Express Delivery Leasing - New England, Inc. (Delaware)
Corporate Express Delivery Systems - Northeast, Inc. (Delaware)
Corporate Express Delivery Leasing - Northeast, Inc. (Delaware)
Corporate Express Delivery Systems - Southeast, Inc. (Delaware)
Corporate Express Delivery Leasing - Southeast, Inc. (Delaware)
Air Courier Dispatch of New Jersey, Inc. (Minnesota)
Sunbelt Courier, Inc. (Arkansas)
Tricor America, Inc. (California)
Corporate Express Delivery Systems - Southwest, Inc. (Delaware)
Corporate Express Delivery Leasing - Southwest, Inc. (Delaware)
Corporate Express Delivery Systems - West Coast, Inc. (Delaware)
Corporate Express Delivery Leasing - West Coast, Inc. (Delaware)
Midnite Express International Couriers Limited
Midnite Express International (Australia) Pty. Limited
Corporate Express Delivery Systems - Expedited, Inc. (Delaware)
Corporate Express Delivery Leasing - Expedited, Inc. (Delaware)
Corporate Express Delivery Administration, Inc. (Nevada)
Corporate Express Delivery Management Business Trust (Delaware Business Trust) Corporate Express (Holdings) Limited
Corporate Express (UK) Ltd
Network (Office Supplies) Ltd
Unistat (Office Supplies Systems) Limited
The Harrison Terry Group Limited
Corporate Express Canada, Ltd.
Centura Office Products, Inc.
O'Neil Stationery & Office Equipment, Ltd.
Corporate Express South Pacific Pty Ltd.
Corporate Express Holdings Australia Pty Limited
Corporate Express Australia Limited
Ballment Manufacturing Co. Pty Limited
Corporate Express Australia (NSW) Pty Limited
Corporate Express Australia (Vic) Pty Limited
Corporate Express Australia (SA) Pty Limited
Revson Australia Pty Limited
Boulton Robinson Office Supplies Pty Ltd
Corporate Express Australia (ACT) Pty Limited
Corporate Express New Zealand Limited
Corporate Express Australia (NT) Pty Limited
Corporate Express (Deutschland) GmbH
Reese GmbH & Co.
BIT Messerknecht GmbH
Messerknecht BuroKommunication GmbH
Buro-Partner
Eugen Haas
Nimsa, SA (France)
Trivial Information, SA (France)
Cession 26e Avenue (France)
Corporate Express of Italy
Panatronic
Slattery Office Supplies
T & D Norton